EXHIBIT 23.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-41766 on Form S-8 of Berkshire Hills Bancorp, Inc. of our report dated June 27, 2025 appearing in this Annual Report on Form 11-K of the Berkshire Bank 401(k) Plan for the year ended December 31, 2024.

Crowe LLP

Chicago, Illinois
June 27, 2025